UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 16, 2013

CENVEO, INC.
(Exact Name of Registrant as Specified in Charter)

Colorado	1-12551	84-1250533
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 First Stamford Place, Stamford, CT	06902
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (203) 595−3000

Not Applicable
Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)

[ ]	Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))

[ ]	Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e−4(c))

Item 2.01.      Completion of Acquisition or Disposition of Assets

On September 16, 2013, Cenveo, Inc. (“Cenveo”) and its wholly-owned subsidiary, Cenveo Corporation (the “Purchaser”), completed the acquisition (the “Acquisition”) by the Purchaser from NE Opco, Inc. (the “Seller”) of certain assets (the “Acquired Assets”) pursuant to an Asset Purchase Agreement (the “Agreement”) dated as of August 21, 2013 among Cenveo, the Purchaser and the Seller.  Since June 10, 2013, the Seller has been a debtor-in-possession in a voluntary Chapter 11 case pending in the United States Bankruptcy Court for the District of Delaware (“Bankruptcy Court”).  The Acquired Assets consist of certain equipment, related contracts and certain other assets relating thereto.  The Seller's other assets, including substantially all accounts receivable, all inventory and other assets, were sold to other purchasers simultaneously with the sale to the Purchaser, and certain other assets remain in the bankruptcy estate.  Pursuant to the Agreement, the Purchaser assumed only certain specified liabilities of the Seller that relate to the Acquired Assets.  Purchaser did not assume any other liabilities of the Seller.  The consideration for the Acquired Assets was approximately $20 million of cash plus an additional approximately $8 million of cash based on certain adjustments and increased transaction costs.  In addition to the cash, in connection with the transaction Cenveo issued $5 million of common stock (the “Shares”), valued based on the price of the common stock during the 25 trading days beginning 12 trading days prior to the date of the Agreement.  The Shares were issued either directly to or for the benefit of creditors of the Purchaser.

Item 9.01.      Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

To the extent required, Cenveo will file by amendment to this Current Report on Form 8-K the financial statements provided by this Item 9.01(a) within 71 days from the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

To the extent required, Cenveo will file by amendment to this Current Report on Form 8-K the pro forma financial information provided by this Item 9.01(b) within 71 days from the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release of Cenveo, Inc. dated September 16, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 20, 2013

CENVEO, INC.

By:	/s/ Scott J. Goodwin
Scott J. Goodwin
Chief Financial Officer

EXHIBIT INDEX
Exhibit Number	Description

99.1	Press Release of Cenveo, Inc. dated September 16, 2013